SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 30, 1999

                            PEASE OIL AND GAS COMPANY
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Nevada                       0-6580             87-0285520
 ---------------------------     -------------------    ------------------
(State or other jurisdiction    (Commission File No.)  (I.R.S. Employer
 of incorporation)                                      Identification No.)



751 Horizon Court, Suite 203, Grand Junction, Colorado           81506-8718
------------------------------------------------------           ----------
     (Address of principal executive offices)                    (Zip Code)


Registrant telephone number including area code:  (970) 245-5917

Item 5.  OTHER EVENTS.

     Effective December 30, 1999, Registrant entered into the First Amendment to Merger Agreement ("Amendment"), amending the Agreement and Plan of Merger dated effective August 31, 1999 ("Agreement"), with Carpatsky Petroleum, Inc., a corporation of the Province of Alberta, Canada ("Carpatsky"). The Amendment was unanimously approved by directors of Registrant. As amended, the Agreement provides that, subject to approval of stockholders of both corporations and a number of other conditions, Carpatsky shall become a wholly-owned subsidiary of Registrant by merging with a newly formed subsidiary of Registrant. At the effective time of the merger, Carpatsky stockholders will be issued approximately 44.959 million shares of Registrant's common stock and 102.41 million shares of a new class of Registrant's preferred stock, convertible into approximately 28.92 million shares of Registrant's common stock. Following the merger, former Carpatsky shareholders will hold common stock and preferred stock convertible into common stock of Registrant which, together, will total 87.5% of Registrant's outstanding common stock or common stock equivalents.

     In the  Amendment,  Registrant  consented  to the  issuance by Carpatsky of
95.45 million shares of preferred stock, convertible into 50.0 million shares of Carpatsky common stock and the other terms, conditions and agreements set forth in a Securities Purchase Agreement between Carpatsky and Bellwether Exploration Company ("Bellwether"). As a result of the issuance of the securities by Carpatsky as described in the Securities Purchase Agreement, Bellwether acquired voting securities of Carpatsky which, together with Carpatsky common stock owned previously, gave Bellwether voting control over Carpatsky and the right to appoint or designate a majority of Carpatsky's Board of Directors. As a result of the Amendment, Bellwether will hold securities of the Registrant following the merger which will entitle Bellwether to exercise voting control over the Registrant and to designate a majority of Registrant's Board of Directors following the merger.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

         Exhibit 10.1 First Amendment to Merger Agreement, dated December 30, 1999.
         Exhibit 10.2    News Release dated January 11, 2000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 12, 2000

                                             PEASE OIL AND GAS COMPANY



                                             By /s/ Patrick J. Duncan
                                                --------------------------------
                                                Patrick J. Duncan, President

                                  EXHIBIT INDEX

Exhibit          Description                                            Page No.
-------          -----------                                            -------
10.1             First Amendment to Merger Agreement, dated                5
                 December 30, 1999.

10.2             News Release dated January 11, 1999.                     49